Staysail Series Trust 485BPOS

Exhibit 99.(d)

INVESTMENT ADVISORY AGREEMENT

This INVESTMENT ADVISORY AGREEMENT (“Agreement”) is made and entered into as of the 27th day of October, 2026, by and between the STAYSAIL SERIES TRUST, a Delaware business trust (the “Trust”), on behalf of its series: (1) Brandywine Large Cap ETF, (2) Brandywine Large Cap Growth ETF, (3) Brandywine Large Cap Value ETF, (4) Brandywine Small Cap ETF, (5) Brandywine Small Cap Growth ETF, (6) Brandywine Small Cap Value ETF, (7) Brandywine International ETF (8) Brandywine Core Bond ETF, (9) Brandywine Diversified Income ETF, and the Cayman Subsidiary established under each series (collectively referred to herein as the “Funds,” and each, a “Fund”), and BRANDYWINE ASSET MANAGEMENT, INC., a Pennsylvania corporation (the “Adviser”), located at The Mill, 381 Brinton Lake Road, Suite 5, Thornton, PA 19373.

WHEREAS, the Trust is registered as an open-end management investment company under the Investment Company act of 1940, as amended (the “Act”);

WHEREAS, each series of the Trust is governed by a Board of Trustees (individually, the “Trustees” or collectively the “Trustees”) and each Cayman subsidiary is governed by a Board of “Directors”; initially each individual who serves as a Trustee also serves as Director;

WHEREAS, the Adviser is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”) and engages in the business of asset management; and

WHEREAS, the Trust desires to retain the Adviser to render investment advisory services to the Trust with respect to the Funds in the manner and on the terms and conditions hereinafter set forth, and the Adviser is willing to furnish such services;

NOW, THEREFORE, the parties hereto agree as follows:

1.             APPOINTMENT OF THE ADVISER

The Trust appoints the Adviser as investment adviser to the Funds, for the period and on the terms set forth in this Agreement. The Adviser accepts such appointment and agrees to furnish the services set forth herein, for the compensation indicated in Appendix A.

2.             OBLIGATIONS OF THE ADVISER

Subject to the supervision of the Board of Trustees of the Trust, the Adviser will provide a continuous investment program for the Funds.

(a)           Services. The Adviser agrees to perform the following services for the Funds:

(i)	Manage the investment and reinvestment of the Funds’ assets;

(ii)	Continuously review, supervise, and administer the investment program of the Funds;

Staysail Series Trust

(iii)	Determine, in its discretion, the securities or other investment instruments to be purchased, retained, or sold (and implement those decisions) with respect to the Funds;

(iv)	Provide the Trust with records concerning the Adviser’s activities under this Agreement which the Trust is required to maintain;

(v)	Render regular reports to the Board of Trustees and officers of the Trust concerning the Adviser’s discharge of the foregoing responsibilities; and

(vi)	Perform such other services as agreed by the Adviser and the Trust from time to time.

The Adviser shall discharge the foregoing responsibilities subject to the control of the Trustees and officers of the Trust and in compliance with (i) such policies as the Board of Trustees of the Trust may establish from time to time; (ii) the Funds’ objectives, policies, and limitations as set forth in the prospectus and statement of additional information, as the same may be amended from time to time; and (iii) with all applicable laws and regulations. All services to be furnished by the Adviser under this Agreement may be furnished through the medium of any directors, officers, or employees of the Adviser or through such other parties as the Adviser may determine from time to time.

(b)          Expenses and Personnel. The Adviser agrees, at its own expense or at the expense of one or more of its affiliates, to render its services and to provide the office space, furnishings, equipment, and personnel as may be reasonably required in the judgment of the Trustees/Directors and officers of the Funds to perform the services on the terms and for the compensation provided herein. The Adviser shall authorize and permit any of its officers, directors, and employees, who may be elected as trustees or officers of the Trust, to serve in the capacities in which they are elected. The Adviser will pay all expenses incurred by the Funds (except for the unitary management fees as the case may be) excluding interest charges on any borrowings, dividends and other expenses on securities sold short, taxes, brokerage commissions and other expenses incurred in placing orders for the purchase and sale of securities and other investment instruments, acquired fund fees and expenses, accrued deferred tax liability, distribution fees and expenses paid by the Fund under any distribution plan adopted pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended (the “1940 Act”), and litigation expenses, and other non-routine or extraordinary expenses (collectively, the “Excluded Expenses”).

(c)           Fund Transactions. The Adviser is authorized to select the futures commission merchants and brokers or dealers that will execute the purchases and sales of portfolio securities or other investment transactions for the Funds. With respect to brokerage selection, the Adviser shall seek to obtain the best overall execution for any Fund transactions, which is a combination of price, quality of execution, and other factors. The Adviser may, in its discretion, purchase and sell portfolio securities from and to brokers and dealers who provide the Adviser with brokerage, research, analysis, advice, and similar services, and the Adviser may pay to these brokers and dealers, in return for such services, a higher commission or spread than may be charged by other brokers and dealers, provided that the Adviser determines in good faith that such commission is reasonable, either with respect to the particular transaction or in light of the overall responsibility of the Adviser to the Funds and its other clients. The Adviser must also determine that the total commission paid by the Funds will be reasonable in relation to the benefits received by the Funds and its other clients over the long term. The Adviser will promptly communicate to the officers and the Trustees/Directors of the Funds such information relating to portfolio transactions as they may reasonably request.

Staysail Series Trust

(d)          Books and Records. All books and records prepared and maintained by the Adviser for the Funds under this Agreement shall be the property of the Trust and, upon request, the Adviser shall surrender to the Trust such books and records as so requested by the officers and trustees.

(e)          Compliance Procedures. The Adviser has, in accordance with Rule 206(4)-7 of the Advisers Act, adopted and implemented written policies and procedures reasonably designed to prevent violations of the Advisers Act and has provided the Trust and Trust CCO with copies of such written policies and procedures for the Trustees’ approval, will provide all updates or changes promptly upon any revision, and at any other times upon request.

(f)           Code of Ethics. The Adviser has adopted a written code of ethics complying with the requirements of Rule 17j-l under the Act and will provide the Trust with a copy of the code and evidence of its adoption. Within forty-five (45) days of the last calendar quarter of each year while this Agreement is in effect, the Adviser will provide to the Trust CCO and Board of Trustees of the Trust a written annual compliance review report that describes any issues arising under the code of ethics since the last report to the Board of Trustees of the Trust, including, but not limited to, information about material violations of the code and sanctions imposed in response to the material violations; and which certifies that the Adviser has adopted procedures reasonably necessary to prevent “access persons” (as that term is defined in Rule 17j-l) from violating the code.

3.             COMPENSATION

The Funds will pay or cause to be paid to the Adviser, and the Adviser will accept as full compensation a unitary management fee, based upon the average daily net assets of each Fund, computed at the end of each month and payable within five (5) business days thereafter, according to the schedule attached hereto as Appendix A.

4.             STATUS OF ADVISER

The services of the Adviser to the Funds are not to be deemed exclusive, and the Adviser shall be free to render similar services to others so long as its services to the Funds are not impaired thereby; provided, however, that without providing written notice to the Board of Trustees of the Trust, the Adviser will not serve as investment adviser to any other registered investment company having a similar investment strategy to that of the Funds. The Adviser shall be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Trust in any capacity or otherwise be deemed to have authority to serve as an agent on behalf of the Trust. Nothing in this Agreement shall limit or restrict the right of any director, officer, or employee of the Adviser, to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business, whether of a similar nature or a dissimilar nature.

Staysail Series Trust

5.             RETENTION OF SUB-ADVISER

Subject to the Trust obtaining the initial and periodic approvals required under Section 15 of the Act, the Adviser may retain one or more sub-advisers, at the Adviser’s own cost and expense, for the purpose of managing the investments of the assets of the Funds. Retention of one or more sub-advisers shall in no way reduce the responsibilities or obligations of the Adviser under this Agreement and the Adviser shall, subject to Section 6 of this Agreement, be responsible to the Trust for all acts or omissions of any sub-adviser in connection with the performance of the Adviser’s duties hereunder.

6.             LIMITATION OF LIABILITY AND INDEMNIFICATION

The Adviser assumes no responsibility under this Agreement other than to render the services called for hereunder. The Adviser shall not be liable for any error of judgment or for any loss suffered by the Funds or Trust in connection with the matters to which this Agreement relates, except a loss resulting from a breach of fiduciary duty with respect to receipt of compensation for services or a loss resulting from willful misfeasance, bad faith, or gross negligence on the part of the Adviser in the performance of its duties or from reckless disregard by the Adviser of its obligations and duties under this Agreement. The Trust agrees to indemnify the Adviser to the full extent permitted by the Trust’s Declaration of Trust.

Any liability of the Adviser to a Fund shall not automatically impart liability on the part of the Adviser to any other series of the Trust. A Fund shall not be liable for the obligations of any other series of the Trust, nor shall any other series of the Trust be liable for the obligations of the other Funds. The limitations of liability provided under this section are not to be construed so as to provide for limitation of liability for any liability (including liability under U.S. federal securities laws that, under certain circumstances, impose liability even on persons that act in good faith) to the extent (but only to the extent) that such limitation of liability would be in violation of applicable law, but will be construed so as to effectuate the applicable provisions of this section to the maximum extent permitted by applicable law.

7.             LIABILITY OF SHAREHOLDERS

Notice is hereby given that, as provided by applicable law, the obligations of or arising out of this Agreement are not binding upon any of the shareholders of the Funds individually but are binding only upon the assets and property of the Funds and that the shareholders shall be entitled, to the fullest extent permitted by applicable law, to the same limitation on personal liability as shareholders of private corporations for profit.

8.             REPRESENTATIONS AND WARRANTIES

(a)          Adviser’s Representations. The Adviser represents and warrants to the Trust as follows: (i) the Adviser is a corporation duly organized and in good standing under the laws of the State of Pennsylvania and is fully authorized to enter into this Agreement and carry out its duties and obligations hereunder; and (ii) the Adviser is registered as an investment adviser with the Securities and Exchange Commission under the Advisers Act, and shall maintain such registration in effect at all times during the term of this Agreement. The Adviser is subject to regulation under the Commodities Exchange Act of 1936, as amended (the “CEA”) as a Commodity Pool Operator (“CPO”) and Commodity Trading Adviser (“CTA”) and subject to regulation by the Commodities Futures Trading Commission (“CFTC”) and National Futures Association (“NFA”). The Adviser represents and warrants that it is currently in compliance with all CFTC Rules, is registered as a CPO with the CFTC, and shall maintain such compliance and registration in effect at all times during the term of this Agreement, or otherwise request and comply with any eligible exemption from registration as a CPO or CTA.

Staysail Series Trust

(b)          Trust’s Representations. The Trust represents and warrants to the Adviser as follows: (i) the Trust has been duly organized as a statutory trust under the laws of the State of Delaware and is authorized to enter into this Agreement and carry out its terms; (ii) the Trust is registered as an investment company with the Securities and Exchange Commission under the 1940 Act; and (iii) such registrations will be kept in effect during the term of this Agreement.

9.             NOTICE OF CHANGE IN CONTROL

The Adviser is obligated to notify the Trust if there is to be a change in control (as defined under the Advisers Act) of the Adviser at least thirty (30) days prior to the effective date of the change, or as soon as practicable in the event that thirty (30) days’ notice is not possible.

10.           DURATION AND TERMINATION

This Agreement shall remain in effect for an initial term of two (2) years from the date the respective Fund commences operations, and from year to year thereafter provided such continuance is approved at least annually by the vote of a majority of the Trustees of the Trust who are not “interested persons” (as defined in the 1940 Act) of the Trust, which vote must be cast in person at a meeting called for the purpose of voting on such approval; provided that:

(a)           The Trust may, at any time and without the payment of any penalty, terminate this Agreement upon sixty (60) calendar days’ written notice of a decision to terminate this Agreement by (i) the Trustees of the Trust; or (ii) the vote of a majority of the outstanding voting securities of the Trust;

(b)          This Agreement shall immediately terminate in the event of its assignment (within the meaning of the 1940 Act and the rules thereunder) or change of control; and

(c)          The Adviser may, at any time and without the payment of any penalty, terminate this Agreement upon sixty (60) calendar days’ written notice to the Trust.

(d)          The terms of paragraph 5 of this Agreement shall survive the termination of this Agreement.

11.           AMENDMENT OR ASSIGNMENT OF AGREEMENT

(a)          Amendment. No provision of this Agreement may be changed, waived, discharged, or terminated orally, but only by a written instrument signed by the party against which enforcement of the change, waiver, discharge or termination is sought. No material amendment of this Agreement shall be effective until approved by vote of the holders of a majority of a Fund’s outstanding voting securities (as defined in the Investment Company Act of 1940).

Staysail Series Trust

(b)          Assignment. The parties agree that assignment of this Agreement constitutes a material breach, and further that this Agreement shall terminate automatically and immediately in the event of its assignment.

12.           MISCELLANEOUS

(a)          Headings. The captions in this Agreement are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

(b)          Use of Names. The Trust acknowledges that all rights to the names “Brandywine Asset Management, Inc.” and “Brandywine” belong to the Adviser, and the Funds are being granted a limited license to use such words in its name and the name of its classes of shares.

(c)           Severability. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule, or otherwise, the remainder of this Agreement shall not be affected thereby.

(d)          Applicable Law. This Agreement shall be construed in accordance with, and governed by, the laws of the State of Delaware.

REPRESENTATION OF SIGNATORIES. The undersigned expressly warrant and represent that they have full power and authority to sign this Agreement on behalf of the party indicated and that their signature will bind the party indicated to the terms hereof.

Staysail Series Trust

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below as of the day and year first above written.

STAYSAIL SERIES TRUST, on behalf of Brandywine Large Cap ETF, Brandywine Large Cap Growth ETF, Brandywine Large Cap Value ETF, Brandywine Small Cap ETF, Brandywine Small Cap Growth ETF, Brandywine Small Cap Value ETF, Brandywine International ETF, Brandywine Core Bond ETF, and Brandywine Diversified Income ETF and each Cayman Subsidiary

By:	/s/ Katherine M. Honey
Katherine M. Honey, President

BRANDYWINE ASSET MANAGEMENT, INC.
By:	/s/ Mike Dever
Mike Dever, Founder, CEO, and CCO

Staysail Series Trust

INVESTMENT ADVISORY AGREEMENT

Appendix A

COMPENSATION SCHEDULE

For the services delineated in this Agreement, the Adviser shall receive a unitary management fee for its investment advisory services and payment of all Fund expenses (except specific Excluded Expenses), equal to an annualized rate of the average daily net assets of the Funds as listed below. The fee shall be calculated as of the last business day of each month based upon each Fund’s average daily net assets determined in the manner described in the Funds’ prospectus and statement of additional information, and includes payment for all Adviser Services to each respective Cayman Subsidiary.

UNITARY MANAGEMENT FEE
Brandywine Large Cap ETF	0.68%
Brandywine Large Cap Growth ETF	0.68%
Brandywine Large Cap Value ETF	0.68%
Brandywine Small Cap ETF	0.68%
Brandywine Small Cap Growth ETF	0.68%
Brandywine Small Cap Value ETF	0.68%
Brandywine International ETF	0.68%
Brandywine Core Bond ETF	0.68%
Brandywine Diversified Income ETF	0.68%

STAYSAIL SERIES TRUST, on behalf of Brandywine Large Cap ETF, Brandywine Large Cap Growth ETF, Brandywine Large Cap Value ETF, Brandywine Small Cap ETF, Brandywine Small Cap Growth ETF, Brandywine Small Cap Value ETF, Brandywine International ETF, Brandywine Core Bond ETF, and Brandywine Diversified Income ETF and each Cayman Subsidiary

By:	/s/ Katherine M. Honey
Katherine M. Honey, President

BRANDYWINE ASSET MANAGEMENT, INC.

By:	/s/ Mike Dever
Mike Dever, Founder, CEO, and CCO

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